Subsidiaries of Registrant                                          Exhibit 21.1

SUBSIDIARY                                    JURISDICTION OF INCORPORATION
----------                                    ------------------------------
Asia Global Crossing Ltd.                     Bermuda
GCT Pacific Holdings, Ltd.                    Bermuda
Pacific Crossing Ltd.                         Bermuda
East Asia Crossing Ltd.                       Bermuda
Global Crossing Japan Corporation             Japan
Asia Global Crossing Asia Pacific Limited     Hong Kong
Asia Global Crossing Development Company      Delaware
GlobalCenter Japan Corporation                Japan